UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on March 31, 2026, Apellis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Biogen Inc., a Delaware corporation (“Biogen”), and Aspen Purchaser Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Biogen (“Purchaser”).

Pursuant to the Merger Agreement, on April 14, 2026, Purchaser commenced a tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) in exchange for (i) $41.00 per Share, net to the seller in cash, without interest and subject to reduction for any applicable tax withholding (the “Cash Amount”), plus (ii) one contractual, non-transferable contingent value right per Share (each, a “CVR”), representing the right to receive potential payments of up to an aggregate of $4.00 in cash, without interest and subject to reduction for any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and conditions of that certain Contingent Value Rights Agreement, dated as of May 14, 2026 (the “CVR Agreement”), by and among Biogen, the Company and Equiniti Trust Company LLC (“Equiniti,” and the Cash Amount plus one CVR, collectively, the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern Time, on May 13, 2026 (such date and time, the “Expiration Time”), and was not extended. Equiniti, the depositary for the Offer, advised Purchaser that, immediately prior to the Expiration Time, a total of 105,687,831 Shares were validly tendered (and not validly withdrawn) pursuant to the Offer, representing approximately 82.4% of the Shares outstanding immediately prior to the Expiration Time. The number of Shares validly tendered (and not validly withdrawn) pursuant to the Offer (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received”, as such term is defined by Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”)), together with any Shares beneficially owned by Biogen or any of its subsidiaries, satisfied the Minimum Condition (as defined in the Merger Agreement). All other conditions to the consummation of the Offer having been satisfied or waived, on May 14, 2026, Purchaser irrevocably accepted for payment all Shares that were validly tendered (and not validly withdrawn) pursuant to the Offer, and payment for such Shares will be made promptly in accordance with the terms of the Offer and the Merger Agreement.

Following the completion of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied or waived, and on May 14, 2026, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company, without a vote of the stockholders of the Company in accordance with Section 251(h) of the DGCL, with the Company continuing as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Biogen (the “Merger”, and the date and time at which the Merger became effective, the “Effective Time”). Pursuant to the Merger Agreement, at the Effective Time, each Share (other than Shares that were (i) held in the treasury of the Company, (ii) irrevocably accepted for purchase in the Offer by Purchaser and “received” (as such term is defined by Section 251(h)(6)(f) of the DGCL) by Purchaser, (iii) held by Biogen, Purchaser or any other wholly owned subsidiary of Biogen as of both the commencement of the Offer and immediately prior to the Effective Time and (iv) held by stockholders who were entitled to, and properly demanded, appraisal for such Shares in accordance with Section 262 of the DGCL) was cancelled and converted into the right to receive the Offer Price without interest, subject to reduction for any applicable withholding taxes (the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, effective as of immediately prior to the Effective Time, any outstanding and unexercised warrant to purchase Shares (each, a “Company Warrant”) was deemed to be exercised in full in a “cashless exercise” pursuant to its terms, and any Shares issued upon such deemed cashless exercise were automatically converted into the right to receive the Merger Consideration, without interest and subject to applicable withholding taxes. As of immediately prior to the Effective Time, no Company Warrants were outstanding.

At the Effective Time, subject to all required withholding taxes and with each CVR payable in accordance with the CVR Agreement, each outstanding equity award of the Company was treated as follows: (i) each option to purchase Shares (each, a “Company Option”) that had vested as of immediately prior to the Expiration Time (including any Company Option that vested as a result of the transactions) with an exercise price less than the Cash Amount was automatically cancelled and converted into the right to receive from the Surviving Corporation a cash payment equal to the product of the total number of Shares underlying such vested Company Option multiplied by the excess of the Cash Amount over the exercise price per Share of such vested

Company Option, plus one CVR per Share underlying such vested Company Option; (ii) each vested Company Option with an exercise price equal to or greater than the Cash Amount but less than the Aggregate Amount (as defined in the Merger Agreement) was cancelled and converted into the right to receive one CVR per Share underlying such vested Company Option (with any Milestone Payment (as defined below) reduced by the excess, if any, of the applicable exercise price per Share over the Cash Amount, as set forth in the CVR Agreement); (iii) each Company Option with an exercise price equal to or greater than the Aggregate Amount was cancelled for no consideration; (iv) each unvested Company Option was cancelled and converted into a contingent right to receive the same consideration as a comparably priced vested Company Option (including the right to receive one CVR per Share underlying such unvested Company Option, subject to the terms of the CVR Agreement), payable in cash subject to the holder’s continued service through the applicable vesting dates and otherwise subject to the same terms and conditions (including any double-trigger vesting provisions, as extended under the terms of the Merger Agreement) as the original award; (v) each award of restricted stock units with respect to Shares (each, a “Company RSU”), including awards subject to both a time-based and performance-based vesting schedule (each, a “Company PSU”), that had vested as of immediately prior to the Expiration Time was automatically cancelled and converted into the right to receive a cash payment equal to the product of the total number of Shares underlying such vested Company RSU or vested Company PSU multiplied by the Cash Amount, plus one CVR per Share underlying such vested Company RSU or vested Company PSU; and (vi) each unvested Company RSU and unvested Company PSU was cancelled and converted into the contingent right to receive the same consideration as a vested award of the same type (including the right to receive one CVR per Share underlying such unvested Company RSU and unvested Company PSU, subject to the terms of the CVR Agreement), subject to the holder’s continued service through the applicable vesting dates (in the case of Company PSUs, through the end of the applicable performance period) and otherwise subject to the same terms and conditions (including any double-trigger vesting provisions, as extended under the terms of the Merger Agreement, but, in the case of Company PSUs, no longer subject to performance-based vesting conditions) as the original award. The number of Shares underlying each Company PSU was determined based on (A) actual performance as determined by the Compensation Committee of the Board of Directors of the Company as of the latest practicable date prior to the Effective Time with respect to total stockholder return-based Company PSUs granted in January 2026 and (B) the target performance levels for all other Company PSUs.

The aggregate amount to be paid by Purchaser in the Offer and the Merger is approximately $5.3 billion, excluding related fees and expenses and, for the avoidance of doubt, any amounts that may become payable pursuant to the CVRs. Biogen and Purchaser will fund the acquisition of the Shares in the Offer and the Merger through a combination of cash and borrowings. Biogen estimates it would need approximately $582 million to pay the maximum aggregate amount that the holders of CVRs (including holders of certain Company Options, Company RSUs, Company PSUs and Company Warrants who received CVRs pursuant to the Merger Agreement) would be entitled to if all of the Milestones are achieved.

The foregoing description of the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 31, 2026 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

CVR Agreement

Pursuant to the Merger Agreement and in connection with the irrevocable acceptance for payment by Purchaser of all outstanding Shares validly tendered and not validly withdrawn pursuant to the Offer, on May 14, 2026, Biogen, the Company and Equiniti entered into the CVR Agreement.

Each CVR represents a non-transferable contractual contingent right to receive the following cash payments, without interest and subject to reduction for any applicable tax withholding (the “Milestone Payments”) if the following milestones (each, a “Milestone”) are achieved:

•

$2.00 per CVR, upon the achievement of Annual Net Sales (as defined in the CVR Agreement) of at least $1,500,000,000 attributable to SYFOVRE® and related products in the aggregate during the 2027, 2028, 2029 or 2030 calendar years (the “Net Sales Milestone 1”); and

•

$2.00 per CVR, upon the achievement of Annual Net Sales (as defined in the CVR Agreement) of at least $2,000,000,000 attributable to SYFOVRE® and related products in the aggregate during the 2027, 2028, 2029, 2030 or 2031 calendar years (the “Net Sales Milestone 2”), provided that if the Net Sales Milestone 1 is not met prior to December 31, 2030 but the Net Sales Milestone 2 is achieved during the 2031 calendar year, then the Net Sales Milestone 2 will be worth $4.00 per CVR.

Each Milestone may only be achieved and paid once; if the Annual Net Sales threshold is met in multiple calendar years, only the first achievement triggers payment.

There can be no assurance that any Milestone will be achieved prior to the expiration or termination of the CVR Agreement, or that payment will be required of Biogen with respect to any Milestone.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CVR Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

First Supplemental Indenture

The consummation of the Merger constituted a Merger Event, a Fundamental Change and a Make-Whole Fundamental Change, each as defined in the Indenture, dated as of September 16, 2019 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), relating to the Company’s 3.500% Convertible Senior Notes due 2026 (the “Notes”). The effective date of each of the Merger Event, the Fundamental Change and the Make-Whole Fundamental Change was May 14, 2026 (the “Note Effective Date”), the date of the consummation of the Merger.

As a result of the Fundamental Change, each Note holder will have the right to require the Company to repurchase its Notes, pursuant to the terms and procedures set forth in the Indenture, for a cash repurchase price equal to the Fundamental Change Repurchase Price (as defined in the Indenture). In addition, as a result of the Fundamental Change, Make-Whole Fundamental Change and Merger Event, holders of the Notes will have a right to convert their Notes for Reference Property (as defined in the Indenture) commencing on the Note Effective Date, subject to the terms of the Indenture, as supplemented by the First Supplemental Indenture, as described below.

As a result of the Merger Event, pursuant to the Indenture, the Company, Biogen and the Trustee executed the Supplemental Indenture, dated as of May 14, 2026 (the “First Supplemental Indenture”), to, among other things, change each Note holder’s right to convert Notes for Shares on and after the Note Effective Date into a right to convert the Notes for Reference Property (as defined in the Indenture), which consists of $1,039.72 in cash and 25.3405 CVRs per $1,000 principal amount of Notes. After making the necessary conversion rate adjustments for the Make-Whole Fundamental Change, each holder of Notes who elects to convert such Notes during the Make-Whole Fundamental Change Period (as defined in the Indenture) will receive an amount equal to $1,080.77 in cash and 26.3411 CVRs per $1,000 principal amount of Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on September 16, 2019 and is incorporated herein by reference. The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the consummation of the Merger, effective as of immediately prior to the Effective Time, the Company terminated its 2017 Employee Stock Purchase Plan.

In connection with the consummation of the Merger, and concurrently with the Effective Time, the Company terminated all commitments outstanding under, and repaid all outstanding loans and other amounts due under, the Financing Agreement, dated as of June 30, 2025 (and as further amended, restated, amended and restated, supplemented or otherwise modified to date, the “Financing Agreement”), by and among the Company, certain subsidiaries of the Company, as guarantors, the various lenders and other parties from time to time party thereto and Sixth Street Lending Partners, as collateral agent and administrative agent.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2026, the Company (i) notified The Nasdaq Stock Market (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading of the Shares, effective at 8:00 p.m., Eastern Time, on May 13, 2026, and, following the Effective Time, (y) file with the U.S. Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal from Listing and/or Registration, to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Offer and the Merger, on May 14, 2026, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Biogen.

The information set forth in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, Mikael Dolsten, Paul Fonteyne, Stephanie Monaghan O’Brien, A. Sinclair Dunlop, Alec Machiels, Keli Walbert, Gerald Chan, Cedric Francois and Craig Wheeler each resigned from his or her respective position as a member of the Board of Directors of the Company and any committee thereof. These resignations were tendered as a result of the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, effective as of the Effective Time, the director of Purchaser as of immediately prior to the Effective Time, Michael Dambach, became the director of the Company.

Biographical and other information with respect to Michael Dambach is set forth in Schedule I to the Offer to Purchase, a copy of which was filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Biogen on April 14, 2026 and is incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the Company’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, the Company’s bylaws were amended and restated in their entirety. A copy of the Company’s Amended and Restated Bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On the Note Effective Date, the Company issued a notice (the “Notice”) announcing that the consummation of the Merger constituted a Merger Event under the Indenture, and that each of the Merger, the Offer and the delisting of the shares of Shares from Nasdaq constituted a Fundamental Change and Make-Whole Fundamental Change (each as defined in the Indenture). A copy of the Notice is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Unwind Agreements

As previously disclosed, in connection with issuing the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Capped Call Counterparties”). On May 14, 2026, the Company entered into unwind agreements with each Capped Call Counterparty pursuant to which, in the aggregate, all Capped Call Transactions were terminated in exchange for an immaterial payment in favor of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 31, 2026, by and among Apellis Pharmaceuticals, Inc., Biogen Inc. and Aspen Purchaser Sub, Inc. (incorporated herein by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Apellis with the SEC on March 31, 2026).†

3.1	Amended and Restated Certificate of Incorporation of Apellis Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Apellis Pharmaceuticals, Inc.

4.1	First Supplemental Indenture, dated as of May 14, 2026, by and among Apellis Pharmaceuticals, Inc., Biogen Inc. and U.S. Bank Trust Company, National Association, as trustee

10.1	Contingent Value Rights Agreement, dated as of May 14, 2026, by and among Biogen Inc., Apellis Pharmaceuticals, Inc. and Equiniti Trust Company, LLC

99.1	Notice of Supplemental Indenture, Fundamental Change and Make-Whole Fundamental Change to Trustee, Paying Agent, Conversion Agent and Holders of the 3.500% Convertible Senior Notes due 2026, dated May 14, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL).

†

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule, exhibit or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals Inc.

Date: May 14, 2026	By:	/s/ Wendell Taylor
Name: Wendell Taylor
Title: Authorized Signatory